EXHIBIT A


Dr. Asher O. Pacholder
Chairman of the Board and Director
c/o ICO, Inc.
11490 Westheimer, Suite 1000
Houston, TX 77077

Mr. William J. Morgan
President and Director
Pacholder Associates, Inc.
8044 Montgomery Road, Suite 382
Cincinnati, OH 45236

Mr. James P. Shanahan, Jr.
Executive Vice President
 and General Counsel
Pacholder Associates, Inc.
8044 Montgomery Road, Suite 382
Cincinnati, OH 45236

Mr. Thomas M. Barnhart II
Senior Vice President
 and Associate General Counsel
Pacholder Associates, Inc.
8044 Montgomery Road, Suite 382
Cincinnati, OH 45236

Mr. Anthony L. Longi, Jr.
Executive Vice President
Pacholder Associates, Inc.
8044 Montgomery Road, Suite 382
Cincinnati, OH 45236

Mr. James E. Gibson
Senior Vice President
Pacholder Associates, Inc.
8044 Montgomery Road, Suite 382
Cincinnati, OH 45236

Ms. Robin E. Pacholder
Senior Vice President
 and Associate General Counsel
Pacholder Associates, Inc.
8044 Montgomery Road, Suite 382
Cincinnati, OH 45236



Mr. Timothy T. Janszen
Senior Vice President
Pacholder Associates, Inc.
8044 Montgomery Road, Suite 382
Cincinnati, OH 45236

Mr. Robert C. Amenta
Senior Vice President
Pacholder Associates, Inc.
8044 Montgomery Road, Suite 382
Cincinnati, OH 45236

Mr. Michael J. Bennett
Vice President
Pacholder Associates, Inc.
8044 Montgomery Road, Suite 382
Cincinnati, OH 45236

Mr. Bernard M. Casey
Vice President
Pacholder Associates, Inc.
8044 Montgomery Road, Suite 382
Cincinnati, OH 45236

Ms. Virginia A. Miller
Assistant Vice President
Pacholder Associates, Inc.
8044 Montgomery Road, Suite 382
Cincinnati, OH 45236

Mr. Mark H. Prenger
Assistant Vice President
Pacholder Associates, Inc.
8044 Montgomery Road, Suite 382
Cincinnati, OH 45236

Mr. Nickolas J. Sakelos
Assistant Vice President
Pacholder Associates, Inc.
8044 Montgomery Road, Suite 382
Cincinnati, OH 45236